Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

21 August 2024

Matter No.: 837409/110196451
(852) 2842 9588
Lilian.Woo@conyers.com

Zhengye Biotechnology Holding Limited

No.1 Lianmeng Street

Jilin Economic & Technical Development Zone

Jilin City, Jilin Province

China

Dear Sir/Madam,

Re: Zhengye Biotechnology Holding Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1, including all amendments or supplements thereto (the “Registration Statement”, which term does not include any other document or agreement, whether or not specifically referred to therein or attached as an exhibit or schedule thereto), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”), relating to the offering by the Company pursuant to the underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and Kingswood Capital Partners, LLC (the “Representative”) as the representative of the underwriters named therein of up to 1,725,000 ordinary shares of par value US$0.000025 each of the Company (the “Ordinary Shares”) (including Ordinary Shares issuable upon exercise by the underwriters of their over-allotment option) (the “IPO Shares”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined copies of:

1.1.	the Registration Statement;

1.2.	draft of a prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form; and

1.3.	the form of the Underwriting Agreement

Partners: Piers J. Alexander, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Paul M. L. Lim, Anna W. X. Lin, Ryan A. McConvey, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo, Mark P. Yeadon

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

We have also reviewed copies of:

1.4.	the memorandum of association and articles of association of the Company adopted at the time of incorporation of the Company certified by a director of the Company on 18 August 2024;

1.5.	the unanimous written resolutions of all the directors of the Company dated 20 July 2023, 6 June 2024 and 16 August 2024 and the unanimous written resolutions of all the members of the Company dated 21 July 2023 and 6 June 2024 (collectively, the “Resolutions”);

1.6.	the amended and restated memorandum and articles of association of the Company conditionally adopted on 6 June 2024 to become effective immediately upon the completion of the Company’s initial public offering of the Ordinary Shares (the “Listing M&As”);

1.7.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 20 August 2024 (the “Certificate Date”);

1.8.	the register of directors of the Company certified by a director of the Company on 18 August 2024;

1.9.	the register of members of the Company certified by a director of the Company on 18 August 2024; and

such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5.	that the Listing M&As will be effective immediately upon the completion of the Company’s initial public offering of the Ordinary Shares;

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2.6.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.7.	that upon the issue of any Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.8.	that the Company will have sufficient authorised and unissued share capital to effect the issue of the Ordinary Shares at the time of issuance;

2.9.	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with the Commission; and

2.10.	the Company has not taken any action to appoint a restructuring officer.

3.	QUALIFICATIONS

3.1	“Non-assessability” is not a legal concept under Cayman Islands law, but when we describe the Ordinary Shares herein as being “non-assessable” we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Ordinary Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such Ordinary Shares and no member shall be bound by an alteration in the constitutional documents of the Company after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Ordinary Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

3.2	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2.	Based solely on our review of the unanimous written resolutions of all the members of the Company passed on 6 June 2024, the authorised share capital of the Company is US$50,000 divided into 2,000,000,000 shares of a par value of US$$0.000025 each.

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4.3.	The issue of the IPO Shares has been duly authorised and, when issued and paid for as contemplated by the Resolutions and the Registration Statement and registered in the register of members of the Company, the IPO Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such IPO Shares).

4.4.	The statements under the caption “Material Income Tax Consideration — Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities”, “Material Income Tax Consideration – Cayman Islands Taxation” and “Legal Matters” in the Prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman

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